Exhibit 10.4

SUPERIOR ENERGY SERVICES, INC.

2021 MANAGEMENT INCENTIVE PLAN

DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made, effective as of the 2nd day of June, 2021 (the “Date of Grant”), between Superior Energy Services, Inc., a Delaware corporation (the “Company”) and [●] (the “Participant”).

RECITALS:

WHEREAS, the Company has adopted the Superior Energy Services, Inc. 2021 Management Incentive Plan (as it may be amended from time to time, the “Plan”) pursuant to which awards of restricted shares of Class B Common Stock of the Company (the “Shares”) may be granted; and

WHEREAS, the Board and Committee have determined that it is in the best interests of the Company and its shareholders to grant the award of restricted Shares provided for herein (the “Restricted Stock Award”) to the Participant in recognition of the Participant’s services to the Company, such grant to be subject to the terms set forth herein.

NOW, THEREFORE, in consideration for the services rendered by the Participant to the Company and the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1.    Grant of Restricted Stock Award. Pursuant to Section 9 of the Plan, the Company hereby issues to the Participant on the Date of Grant a Restricted Stock Award consisting of, in the aggregate, [●] Shares (hereinafter called the “Restricted Shares”) having the rights and subject to the restrictions set out in the Certificate of Incorporation, this Award Agreement and the Plan. The Restricted Shares shall vest in accordance with Section 4 hereof.

2.    Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award Agreement shall have the definitions set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Award Agreement.

3.    Restrictions. Except as otherwise provided in the Plan or this Award Agreement, the Restricted Shares may not, any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall result in such Shares being automatically cancelled by the Company. In such case, all of the Participant’s rights to such Shares shall immediately terminate.

4.    Vesting. Except as otherwise provided herein, the restrictions described in Section 3 above will lapse with respect to one-third of the Restricted Shares on each of April 1, 2022 and the second (2nd) and third (3rd) anniversaries of the Date of Grant (each, a “Vesting Date”); provided, that, the Participant is still providing services as a member of the Board (“Continuous Service”) on each applicable Vesting Date.

(a)    Change in Control. Notwithstanding the foregoing, all restrictions will lapse with respect to 100% of the outstanding unvested Restricted Shares upon the occurrence of a Change in Control prior to an applicable Vesting Date; provided, that, the Participant is in Continuous Service immediately prior to such Change in Control.

(b)    Termination of Continuous Service. Except as otherwise set forth in Section 4(a) or as otherwise determined by the Committee in its discretion, if the Participant’s Continuous Service terminates for any reason at any time prior to an applicable Vesting Date, the outstanding unvested Restricted Shares will be automatically cancelled by the Company and all of the Participant’s rights to such Shares shall immediately terminate.

5.    Taxes.

(a)    Tax Withholding. The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of the Award and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(b)    Section 83(b) of the Code. The grant of Restricted Shares under this Award Agreement is contingent on the Participant properly electing (on the form of Section 83(b) election form set forth on Exhibit A hereto), within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Shares as of the Date of Grant pursuant to Section 83(b) of the Code, to the extent required by law, the Participant shall pay to the Company, or make other arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any taxes required to be paid with respect to such election. If elected by the Participant, the Company or its Affiliates shall help facilitate the payment of taxes required to be paid in connection the Section 83(b) election by deducting from the Restricted Shares a number of Restricted Shares with an aggregate Fair Market Value equal to the value of any taxes required by law to be paid in connection with such Section 83(b) election (assuming the Participant pays taxes at up to the maximum applicable rates). In the event the Participant does not make an effective Section 83(b) election within thirty (30) days of the Date of Grant as contemplated in this Section 5(b), the grant of Restricted Shares under this Award Agreement shall be cancelled ab initio and be of no further force and effect.

6.    Participant Representations; Rights as Shareholder; Dividends. The Participant represents, warrants acknowledges and agrees that (i) the Participant is an “accredited investor” within the meaning of Section 501(a) of Regulation D under the Securities Act and acquiring the Restricted Shares for and on behalf of the Participant, for investment purposes, and not with a view to distribution in violation of the Securities Act; (ii) the Participant understands that there are substantial restrictions on the transferability of the Restricted Shares and, on the Date of Grant and for an indefinite period following the Date of Grant, there will be no public market for the Restricted Shares and, accordingly, it may not be possible for the Participant to liquidate the Restricted Shares in case of emergency, if at all; (iii) the Restricted Shares have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available; (iv) the Participant has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its subsidiaries, the Company’s organizational documents, the terms and conditions of the acquisition of the Restricted Shares, and the Plan and to obtain any additional information which Participant deems necessary; (v) the Participant has such knowledge and experience in financial and business matters that the Participant is capable of evaluating the merits and risks of the prospective investment; and (vi) the Participant did not learn of the offering of the Restricted Shares by any form of general solicitation or general advertising. The Participant shall be the record owner of the Restricted Shares unless and until such Shares are cancelled pursuant to Section 3 or Section 4 hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Shares and the right to receive dividends, if any, while the Restricted Shares are held in custody, in each case, subject to the terms of the Plan and this Award Agreement.

7.    Book Entry. Reasonably promptly following the Date of Grant, the Company shall cause this Award to be entered as book entry Shares in the Company’s stock ledger, which ledger shall bear the following (or a similar) legend in addition to any other legends that may be required under federal or state securities laws:

“THE TRANSFERABILITY OF THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE SUPERIOR ENERGY SERVICES, INC. 2021 MANAGEMENT INCENTIVE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT DATED AS OF JUNE 2, 2021 ENTERED INTO BETWEEN THE REGISTERED OWNER AND SUPERIOR ENERGY SERVICES, INC. A COPY OF THE PLAN AND THE AWARD AGREEMENT ARE ON FILE AT THE OFFICES OF SUPERIOR ENERGY SERVICES, INC.”

8.    Compliance with Laws and Regulations. The issuance and transfer of the Restricted Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed at the time of such issuance or transfer.

9.    Stop-Transfer Instructions. The Participant agrees that, to ensure compliance with the restrictions imposed by this Award Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10.    Refusal to Transfer. The Company will not be required to (i) register any transfer of Shares on its list of stockholders if such Shares have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

11.    No Right to Continuous Service. Nothing in this Award Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Affiliates to terminate the Participant’s Continuous Service at any time.

12.    Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

If to the Company:

[Address]

Attention:

If to the Participant, at the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

13.    Bound by Plan. By signing this Award Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.

14.    Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

15.    Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Participant and the beneficiaries, executors and administrators, heirs and successors of the Participant.

16.    Amendment of Restricted Stock Award. Subject to Section 17 of this Award Agreement, the Board at any time and from time to time may amend the terms of this Restricted Stock Award; provided, however, that the Participant’s rights under this Restricted Stock Award shall not be impaired by any such amendment unless (i) the Company requests the Participant’s consent and (ii) the Participant consents in writing.

17.    Adjustment Upon Changes in Capitalization. Restricted Stock Awards may be adjusted as provided in the Plan including, without limitation, Section 12 of the Plan. The Participant, by his or her execution and entry into this Award Agreement, irrevocably and unconditionally consents and agrees to any such adjustments as may be made at any time hereafter.

18.    Governing Law. The validity, construction, interpretation and effect of this Award Agreement shall exclusively be governed by, and determined in accordance with, the laws of the State of Delaware.

19.    Severability. Every provision of this Award Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

20.    Headings. The headings of the sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Award Agreement.

21.    Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Award Agreement as of the      day of             , 2021.

SUPERIOR ENERGY SERVICES, INC.

By:
Title:

Participant

EXHIBIT A

SECTION 83(b) ELECTION

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:
Address:

(2)	The property with respect to which the election is made is shares of Class B Common Stock of Superior Energy Services, Inc.

(3)	The property was granted on .

(4)	The taxable year for which the election is made is the calendar year .

(5)	The property is subject to forfeiture if for certain reasons taxpayer’s service with the issuer is terminated.

(6)	The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid for such property is $ per share.

(8)	A copy of this statement was furnished to , for whom taxpayer rendered the services underlying the transfer of such property.

(9)	This statement is executed on .

Signature of Spouse (if any)	Signature of Taxpayer

Social Security Number	Social Security Number

Within 30 days after the date of purchase, this election must be filed with the Internal Revenue Service Center where the Recipient files his or her federal income tax returns. The filing should be made by registered or certified mail, return receipt requested. The Recipient must (a) file a copy of the completed form with his or her federal tax return for the current tax year and (b) deliver an additional copy to the Company.

7